EXHIBIT 99.1

Transcend Services, Inc.

Press Release Dated July 20, 2004

Announcing the unaudited consolidated operating results of Transcend Services, Inc. for the three and six months ended June 30, 2004 and its unaudited consolidated financial condition as of June 30, 2004

(five pages follow)

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com
404-364-8000

July 20, 2004

(BW) (TRANSCEND SERVICES, INC.)(TRCR)

TRANSCEND REPORTS REVENUE INCREASE OF 11% IN SECOND QUARTER 2004 AND SEVENTH CONSECUTIVE QUARTERLY PROFIT

Atlanta, Georgia TRANSCEND SERVICES, INC. (TRCR/Nasdaq SmallCap) today announced its results for the three and six months ended June 30, 2004.

For the three months ended June 30, 2004, Transcend reported revenue of $3,761,000, which represents an 11% increase over the comparable prior year quarter. Gross profit as a percentage of revenue decreased to 29% from 32%. Net income attributable to common stockholders decreased 28% to $93,000, or $0.01 per share, from $130,000, or $0.03 per share. The weighted average shares outstanding used in the diluted earnings per share calculation increased 57% to 7,580,000 shares from 4,815,000 shares.

When compared to revenue of $3,867,000 in the first quarter of 2004, revenue decreased $106,000 in the second quarter for the following reasons: (1) a decrease in transcription service revenue of $234,000 attributable to customers that terminated service in the second quarter of 2004; (2) a net decrease in transcription service revenue of $123,000 attributable to customers served during both quarters; (3) an increase in transcription service revenue of $254,000 attributable to new customers; and (4) a decrease in other revenue of $3,000 attributable to a reduced level of interface fees and Web Console fees. At the same time, the gross margin improved compared to the first quarter of 2004 due to targeted cost reductions.

Tom Binion, President and Chief Operating Officer, commented: “Our operating results for the second quarter reflect the continuing effect of first quarter terminations and a low volume of new business. However, in addition to the new contracts that were implemented late in the second quarter, we have signed contracts to provide service for five new customers with total estimated first year revenue of $2,890,000. The addition of this new business will be spread over several months as the implementations involve more than 10 hospitals and more than 20 clinics. We are very encouraged by the addition of this new business and excited about the implementation of our speech recognition tools.”

The increase in weighted average shares outstanding for the quarter resulted from the Company converting most of its outstanding preferred stock into 2,860,000 shares of common stock on June 25, 2003 and redeeming the remainder of its outstanding preferred stock on July 1, 2003 for $600,000 cash plus two short-term promissory notes of $100,000 each that were due and paid on January 1 and April 1, 2004, respectively. As a result of this conversion and redemption, the Company eliminated the requirement for preferred stock cash dividends of approximately $120,000 per quarter effective May 15, 2003. The Company had 7,328,000 and 7,317,000 shares of common stock outstanding as of June 30, 2004 and 2003, respectively.

Cash totaled $564,000 as of June 30, 2004, which represents an increase of $6,000 since December 31, 2003. During the six-month period, Transcend paid $200,000 of short-term debt related to its 2003 preferred stock redemption. As of June 30, 2004, Transcend had no long-term debt and full availability under its $1.0 million bank line of credit.

Larry Gerdes, Chief Executive Officer, added comments regarding the Company’s operating results, financial condition and its strategic position: “We are disappointed in our financial performance during the first two quarters of 2004. We do, however, see promise in the accelerated sales momentum, which has resulted in our recent new contract signings. We are also encouraged by our speech recognition test results and the third quarter rollout plans for this exciting technology. Increasing sales and revenue from new customers coupled with productivity gains with speech recognition should deliver improved operating results in the third and fourth quarters. Our customer satisfaction remains excellent with accounts receivable at an extremely low eighteen days outstanding.”

For the six months ended June 30, 2004, Transcend reported revenue of $7.6 million, which represents an 11% increase over the comparable prior year period of $6.9 million. Gross profit as a percentage of revenue decreased from 32% in the first half of 2003 to 28% in the first half of 2004. Net income attributable to common stockholders was $156,000 or $0.02 per share, in the first half of 2004 compared to $210,000, or $0.05 per share, in the first half of 2003.

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on July 20, 2004 at 11:00 a.m. EDT. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-1409 (the international dial-in number), enter the conference identification number 7566886 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available through midnight on Thursday, July 22, 2004 by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 7566886 anytime after two hours from the completion time of the conference call on July 20, 2004.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription services encompass everything needed to securely receive, type, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing and custom data-center creation packages.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Amounts in Thousands, Except Per Share Amounts

	Three Months Ended		Six Months Ended
	6/30/04	6/30/03	6/30/04	6/30/03
Revenue	$3,761	$3,393	$7,628	$6,874
Direct costs	2,654	2,321	5,493	4,692

Gross profit	1,107	1,072	2,135	2,182

Gross profit as a percentage of revenue	29%	32%	28%	32%

Operating expenses:
Marketing and sales	279	206	527	408
Research and development	78	112	183	223
General and administrative	648	562	1,252	1,161

Total operating expenses	1,005	880	1,962	1,792

Operating income	102	192	173	390
Operating income as a percentage of revenue	3%	6%	2%	6%

Interest expense, net	(7)	(1)	(15)	—

Income before income taxes	95	191	158	390

Income tax provision	(2)	—	(2)	—

Net income	93	191	156	390

Dividends on preferred stock	—	(61)	—	(180)

Net income attributable to common stockholders	93	130	156	210

Basic earnings per share:
Net earnings per share attributable to common stockholders	$0.01	$0.03	$0.02	$0.05

Weighted average shares outstanding	7,328	4,634	7,326	4,531

Diluted earnings per share:
Net earnings per share attributable to common stockholders	$0.01	$0.03	$0.02	$0.05

Weighted average shares outstanding	7,580	4,815	7,638	4,658

TRANSCEND SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

JUNE 30, 2004 and DECEMBER 31, 2003

Amounts in Thousands

	June 30, 2004	December 31, 2003
ASSETS

Cash and cash equivalents	$564	$558
Accounts receivable, net	1,182	1,306
Other current assets	211	216
Property and equipment, net	1,332	1,218
Other assets	48	48

	$3,337	$3,346

LIABILITIES & STOCKHOLDERS’ EQUITY

Promissory notes payable	$0	$200
Accounts payable and accrued expenses	726	706
Stockholders’ equity	2,611	2,440

	$3,337	$3,346